Exhibit 10.108

PROMISSORY NOTE

$9,090,000.00	June 12, 2003

FOR VALUE RECEIVED, Horizon Huntley LLC, a Delaware limited liability company (“Maker”), promises to pay to the order of Amster Trading Company, an Ohio corporation (for its own account and as agent for participating lenders) (“Payee”), in lawful money of the United States of America, the principal sum of Nine Million Ninety Thousand Dollars ($9,090,000.00), together with all accrued but unpaid interest thereon, on the Maturity Date.

1.                                      PAYMENTS

1.1                               PRINCIPAL

The principal amount of this Note shall be due and payable on June 12, 2004 (the “Maturity Date”).

1.2                               CALCULATION AND PAYMENT OF PRINCIPAL AND INTEREST

(a)                                  Interest on the unpaid principal balance hereof from time to time outstanding shall be computed at eleven percent (11%) per annum (the “Base Rate”).

(b)                                 Accrued and unpaid interest, computed as set forth in (a) above, shall be due and payable monthly on the first day of each month hereafter commencing July 1, 2003 and continuing until this Note is paid in full.

(c)                                  The unpaid principal of and all remaining accrued and unpaid interest upon this Note, including interest computed at the Base Rate from time to time, are due and payable on the Maturity Date.

(d)                                 Interest on this Note shall be calculated on the basis of three hundred sixty-five (365) days.

(e)                                  If the date for any payment or prepayment hereunder falls on a day which is a Saturday, Sunday or legal holiday, then for all purposes of this Note, the same shall be deemed to have fallen on the next following business day, and such extension of time shall in such case be included in the calculation of interest.

(f)                                    All payments on this Note shall be applied first to the payment of accrued and unpaid interest and then to the payment of the principal balance hereof; provided, however, if an Event of Default, as hereinafter defined, is then in existence, payments on this Note shall be applied as Payee shall elect, in Payee’s sole discretion.

All payments of principal and interest on this Note shall be made either by wire transfer as directed by Payee or by check to the following address:

Amster Trading Company

23811 Chagrin Boulevard, Suite 200

Beachwood, OH 44122

1.3                               PREPAYMENT

The loan evidenced by this Note may not be prepaid at any time prior to September 1, 2003.  Thereafter, this Note may be prepaid, in whole or in part, provided each prepayment is accompanied by the payment of a fee (the “Prepayment Fee”).  The Prepayment Fee shall be calculated as a percentage (the “Prepayment Percentage”) of the amount of the Note so prepaid in the following percentages:

Prepayment made during the period:	Prepayment Percentage

September 1, 2003 to September 30, 2003	3%

October 1, 2003 to October 31, 2003	2%

November 1, 2003 to January 31, 2004	1%

After January 31, 2004	0%

1.4                               EXTENSION OF MATURITY DATE

The Maturity Date of this Note may be extended to June 12, 2005 upon Maker’s written notice of extension delivered to Payee no later than May 31, 2004 and provided that no Event of Default exists at the time such notice is delivered.

2.                                      DEFAULTS

2.1                               EVENTS OF DEFAULT

The occurrence of any one (1) or more of the following events shall constitute an event of default hereunder (“Event of Default”):

(a)                                  If Maker fails to pay any principal or interest on this Note when due.

(b)                                 If, pursuant to or within the meaning of the United States Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors (a “Bankruptcy Law”), Maker or any guarantor hereof shall (i) commence a voluntary case or proceeding; (ii) consent to the entry of an order for relief against it in an involuntary case; (iii) consent to the appointment of a trustee, receiver, assignee, liquidator or similar official; (iv) make an assignment for the benefit of its creditors; or (v) admit in writing its inability to pay its debts as they become due.

(c)                                  If a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against Maker or any guarantor hereof in an involuntary case; (ii) appoints a trustee, receiver, assignee, liquidator or similar official for Maker or any guarantor hereof or substantially all of the properties thereof; or (iii) orders the liquidation of Maker or any guarantor hereof, and in each case, the order or decree is not dismissed within sixty (60) days.

(d)                                 A default or a breach by Maker of any covenant, agreement, term or provision hereunder or under any agreement between Maker and Payee relating to the pledge of partnership interests in Huntley Development Limited Partnership and Huntley Meadows Residential Venture as security for the loan evidenced by this Note.

(e)                                  A dissolution or sale of substantially all the assets of Maker; or a default under the mortgage indebtedness covering the real property located at Interstate 90 and Illinois Route 47 in the Village of Huntley, Kane County, Illinois, consisting of approximately six hundred fifty-six (656) acres of property (“Huntley Project”) owned by Huntley Development Limited Partnership, an Illinois limited partnership (“Huntley Development”), and Huntley Meadows Residential Venture, an Illinois partnership (“Huntley Meadows”).

(f)                                    A failure to pay to Maker, simultaneous with the funding of the loan evidenced by this Note, the Ninety Thousand Dollar ($90,000.00) origination fee due to Payee for consummating such loan.

2.2                               NOTICE BY MAKER

Maker shall notify Payee in writing within two (2) days after the occurrence of any Event of Default described in Sections 2.1(b), (c), (d) or (e) of which Maker has actual knowledge without any investigation or inquiry.

2.3                               REMEDIES

Upon the occurrence of an Event of Default hereunder (unless all Events of Default have been cured or waived by Payee), Payee may, at its option, declare the entire unpaid principal balance and accrued interest to be immediately due and payable and exercise any and all rights and remedies available to it under applicable law, including, without limitation, the right to collect from Maker all sums due under this Note.  Maker shall pay all reasonable costs and expenses incurred by or on behalf of Payee in connection with Payee’s exercise of any or all of its rights and remedies under this Note, including, without limitation, reasonable attorneys’ fees.

3.                                      MISCELLANEOUS

3.1                               WAIVER

The rights and remedies of Payee under this Note shall be cumulative and not alternative.  No waiver by Payee of any right or remedy under this Note shall be effective unless in a writing signed by Payee.  Neither the failure nor any delay in exercising any right, power or privilege under this Note shall operate as a waiver of such right, power or privilege; and no single or partial exercise of any such right, power or privilege by Payee shall preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.  To the maximum extent permitted by applicable law, (a) no claim or right of Payee arising out of this Note can be discharged, in whole or in part, by a waiver or renunciation of the claim or right unless in a writing signed by Payee; (b) no waiver that may be given by Payee shall be applicable except in the specific instance for which it is given; and (c) no notice to or demand on Maker shall be deemed to be a waiver of any obligation of Maker or of the right of Payee to take further action without notice or demand as provided in this Note.  Maker hereby waives presentment, demand, protest and notice of dishonor and protest.

3.2                               NOTICES

Any notice required or permitted to be given hereunder shall be sufficient if in writing and delivered in person, by facsimile with confirmation or sent via registered or certified United States mail, return receipt requested, postage prepaid, or by recognized courier services, addressed as follows:

If to Maker:

Horizon Huntley LLC

77 West Wacker Drive, Suite 4200

Chicago, IL 60601

Attention:                                         Gary Skoien

If to Payee:

Amster Trading Company

23811 Chagrin Boulevard, Suite 200

Beachwood, OH 44122

or such other address as either party may designate in writing.  A notice shall be deemed received:  (a) if by telecopy, on the date confirmed; (b) if by mail, two (2) days after mailing; and (c) if by overnight courier service, on the date delivered.

3.3                               SEVERABILITY

If any provision in this Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Note shall remain in full force and effect.  Any provision of this Note held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable.

3.4                               GOVERNING LAW AND JURISDICTION

This Note shall be governed by and construed under the laws of the State of Ohio without regard to conflicts-of-laws principles that would require the application of any other law; and any action on this Note may, at the option of Payee, be instituted and enforced in the Courts of the State of Ohio or the U.S. District Court for the Northern District of Ohio and Maker waives any objection to the jurisdiction of such Courts.

3.5                               PARTIES IN INTEREST

Maker hereby acknowledges and consents to the grant of participating interests in this Note and any assignment thereof to such participating lenders, including the rights and remedies of the holder hereof.  This Note shall be binding in all respects upon Maker and its successors and assigns, and shall inure to the benefit of Payee, any holders of participating interests in this Note and their successors and assigns.

3.6                               REGISTRATION UNDER THE SECURITIES ACT OF 1933

This Note has not been registered under the Securities Act of 1933.

3.7                               SECTION HEADINGS; CONSTRUCTION

The headings of Sections in this Note are provided for convenience only and shall not affect its construction or interpretation.  All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Note unless otherwise specified.  All words used in this Note shall be construed to be of such gender or number as the circumstances require.  Unless otherwise expressly provided, the words “hereof” and “hereunder” and similar references refer to this Note in its entirety and not to any specific section or subsection hereof; the words “including” or “includes” do limit the preceding words or terms; and the word “or” is used in the inclusive sense.

3.8                               PLEDGE OF PARTNERSHIP INTERESTS

Maker hereby agrees to grant and deliver to Payee or cause to be granted and delivered to Payee, a pledge of all the partnership interests in Huntley Development and Huntley Meadows, subject to any required consent of the mortgagee or other senior lender of the Huntley Project.

IN WITNESS WHEREOF, Maker has duly executed and delivered this Note as of the date first stated above.

Horizon Huntley LLC

By:	Horizon Group Properties, L.P.
a Delaware limited partnership

By:	Horizon Group Properties, Inc.
a Maryland corporation

Its: General Partner

By:

	Name:	Gary J. Skoien
	Its:	Chief Executive Officer

GUARANTY

In order to induce Amster Trading Company, an Ohio corporation (for its own account and as agent for participating lenders) (“Payee”), to lend to Horizon Huntley LLC, a Delaware limited liability company (“Maker”) the sum of Nine Million Ninety Thousand Dollars ($9,090,000.00) pursuant to the Promissory Note of Maker to which this Guaranty is attached (the “Note”), and in consideration thereof, the undersigned hereby jointly and severally absolutely and unconditionally guarantee payment of the Note and the indebtedness evidenced thereby, including the payment of principal and each installment of interest thereunder as and when due, whether by acceleration or otherwise, and all renewals and extensions thereof.  Notice of acceptance and any extensions or renewals of the Note are hereby waived, as well as presentment, notice of non-payment, protest and notice thereof and all other notices to which the undersigned, as guarantors, may otherwise be entitled.  Payee may, at its option, enforce this Guaranty without first proceeding against Maker or any other security for the Note; and the obligations of the undersigned shall not be released, discharged or otherwise affected by reason of any action by Payee in connection with the credit extended to Maker or the bankruptcy or insolvency of either of the undersigned.  This Guaranty shall be construed and governed by the laws of the State of Ohio and any action on this Guaranty may, at the option of Payee, be instituted and enforced in the Courts of the State of Ohio or the U.S. District Court for the Northern District of Ohio and the undersigned waive any objection to the jurisdiction of such Courts.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 12th day of June, 2003.

Horizon Group Properties, Inc.

By:

Horizon Group Properties, L.P.

By:	Horizon Group Properties, Inc.,
General Partner

By:

OUTLINE OF LOAN FROM AMSTER TRADING COMPANY

(FOR ITS OWN ACCOUNT AND AS AGENT FOR

PARTICIPATING LENDERS) TO

HORIZON HUNTLEY LLC

Borrower:	Horizon Huntley LLC

Use of Proceeds:	Acquisition of Partnership interests in Huntley Development Limited Partnership and Huntley Meadows Residential Venture

Loan Amount:	$9,090,000.00

Term:	One year with a one-year extension

Interest Rate:	11%

Origination Fee:	$90,000.00 due upon funding of loan

Prepayment Penalty:	3% from September 1, 2003 to September 30, 2003 2% from October 1, 2003 to October 31, 2003 1% from November 1, 2003 to January 31, 2004 0% after January 31, 2004

Security:

Guaranty of Horizon Group Properties, Inc. and Horizon Group Properties, L.P. and pledge of partnership interests in Huntley Development Limited Partnership and Huntley Meadows Residential Venture (subject to any required consent of the mortgagee or other senior lender with respect to the Huntley project)

Approved:	Approved:

Amster Trading Company	Horizon Huntley LLC

By:	By: